Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fidelity National Information Services, Inc.:

We consent to the incorporation by reference in the registration statements on Forms S-8 (No. 333-63342,
333-64462, 333-103266, 333-131601, 333-131602, 333-132844, 333-132845, 333-138654, 333-146080,
333-157575, 333-158960, and 333-162262), Forms S-3 (No. 333-131593 and 333-162263), and Forms S-4
(333-158960 and 333-170144) of Fidelity National Information Services, Inc. and subsidiaries (the
Company) of our reports dated February 25, 2011, with respect to the consolidated balance sheets of the
Company as of December 31, 2010 and 2009, and the related consolidated statements of earnings, equity and comprehensive earnings, and cash flows for each of the years in the three-year period ended
December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31,
2010, which appear in the December 31, 2010 annual report on Form 10-K of the Company.

/s/ KPMG LLP

February 25, 2011
Jacksonville, Florida
Certified Public Accountants